CERTIFICATION

GE Commercial Mortgage Corporation
Trust, Series 2005-C1 (the “Trust”)

I, Daniel J. Smith, certify that:

1.  I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2.  Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.  Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

4.  I am responsible for reviewing the activities performed by the servicer and the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under the pooling and servicing agreement, and except as disclosed in the reports, the servicer and special servicer have fulfilled their obligations under the pooling and servicing agreement; and

5.  The reports disclose all significant deficiencies relating to the servicer’s or special servicer’s compliance with the minimum servicing standards, based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GEMSA Loan Services, L.P., as Servicer, LNR Partners, Inc. (formerly known as Lennar Partners, Inc.), as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent, LaSalle Bank National Association, as Trustee and the other servicers of mortgage loans included in the Trust.

Dated:	March 29, 2006

By: /s/ Daniel J. Smith
Title: President and Chief Executive Officer